EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

Form S-8, Nos. 2-36778, 2-56410, 33-30530, and 333-101091 pertaining to the Long Term Stock Incentive Plan and predecessor stock plans, and outstanding effective registration statements on Form S-16 included in certain such S-8 filings;

Form S-8, No. 33-56369, pertaining to the JP Teamshare Plan and Guarantee Thrift Savings Plan and Trust;

Form S-8, Nos. 33-64137, 333-109090, and 333-127845 pertaining to the Non-Employee Directors’ Stock Option Plan;

Form S-4, No. 333-130226 of Lincoln National Corporation pertaining to the proposed business combination between Lincoln National Corporation and Jefferson-Pilot Corporation;
of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedules of Jefferson-Pilot Corporation, Jefferson-Pilot Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Jefferson-Pilot Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
Greensboro, North Carolina
March 10, 2006
E-3